Himalaya Technologies, Inc.

OTC Pink: HMLA

www.himalayatechnologies.com

Investor Presentation

February 2023


Himalaya Technologies
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Our Mission

Himalaya Technologies, Inc. is a publicly traded company that specializes in acquisitions of private companies. Furthermore we assist companies with expansion capital and resources to build stand alone public companies.

Safe Harbor

All information presented herein with respect to the existing and future business and historical operating results of Himalaya Technologies, Inc. (the "Company") and estimates as to future operations, including the possible partnerships or investments in companies that are the subject of business development, are based on materials prepared by the Company's management and involve significant subjective judgment and analysis which may or not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, express or implied, as to the accuracy or completeness of such information. Nothing contained herein is or should be relied upon as a promise or representation as to the future, particularly with respect to the possible work with other companies. No information in this presentation should be construed as any indication whatsoever of the Company's future revenues, operating results, or stock price.

Himalaya Technologies

Executive Summary

Himalaya Technologies, Inc. (OTC: HMLA) is a publicly traded operating company making majority and minority investments in health and wellness businesses with a technology foundation that drives differentiation.

HMLA owns and operates a cannabis social site and is launching additional social sites that leverage the investment it has done in its own proprietary code.

New management took control in June 2021 and spent the past two years reviving the business in NV, auditing the company, retiring default debt, making acquisitions and investments, and preparing the Company for growth.

As a PCAOB fully audited entity, HMLA will only pursue acquisitions that are fully audited as required by regulatory approval of its Reg A offering.

While a reverse merger is not contemplated, a change of control corporate action would be entertained for a value creating M&A target seeking to use HMLA as a "go public" vehicle (mini-SPAC).

Situation Assessment

HMLA is a public incubator focused on health and wellness investments including products, services, information technology or other. The Company has spent the past two years getting its “house in order”. HMLA is compliant with U.S. securities laws and be able to raise capital.

A Reg A offering is now live for a raise of up to $3 million, with the potential to raise significantly more over a one-year period (subject to $75 million cap).

Use of proceeds will be targeted at the HMLA’s 100%-owned cannabis site www.Kanab.Club, its minority investment in GenBio Inc., a rollout of a trademark-pending health drink “FOMO”, and other nutraceutical and social media products.

Because the Company owns the code on its existing social network, it can replicate, enhance and scale it quickly for emerging technologies such as artificial intelligence (ChatGPT) or copy it for new verticals.

Turnaround Complete

HMLA restored in the state of Nevada mid-2021, name changed to Himalaya Technologies, Inc. from Homeland Resources Ltd.,

Default debt retired mid-2021,

Filed form 10-12G Sept. 2021, went effective Apr. 2022 after multiple amendments,

Today three years PCAOB audited financial statements (FY ending 07/31), SEC current, Jan. 31 10-Q due in a March 2023,

Depleted oil & gas wells sold to former CEO for $112,000 accrued compensation,

Reg A live Feb. 2023, Tier 2 offering up to $3MM at .002,

Working on FINRA name change since April 2022 responding to numerous requests for information, no reverse split or redomicile sought, a WHEN not an IF.

Capitalization and Debt Schedule

Share structure enhanced and flexible for M&A and fundraising; low float:

Fully-diluted shares 694,167,861 with preferred shares in insider hands.

Common: 2BN authorized, only 147,201,861 issued and outstanding,

Preferred: 250MM authorized (99MM unallocated):

- Series A: 130MM authorized, convert 1-50, none issued and outstanding,
- Series B: 20MM authorized, convert 1-1,000, 545,966 issued and outstanding,
- Series C: 1MM authorized, convert 1-1 & vote 1-100K, 1MM issued and outstanding (CEO),

Roughly $200K convert debt with two lenders, $151,500 used for execution of lengthy Form 10 and Reg A process, potential to be bought out or they may hold long-term (friendly hands),

Company is clean with no litigation or other; no awareness on the Street.

Himalaya Technologies

Kanab Club

In 2019, management launched a cannabis social network @ www.kanab.club to target the estimated 250 million people worldwide using, producing, selling, or otherwise participating in the global cannabis market (THC, CBD).

Over time, the site was launched out of closed and open beta and today is market tested and working flawlessly.

The site today is a super chat room with user profiles, a friend recommendation engine, messaging, private and public live threads, a stock chat room, and third-party content.

Going forward, we will add 420 dating, anonymous blogging, AI command prompts using ChatGPT, e-commerce, advertising, gaming, and mobile apps (iOS, Android).

Management believes the USA cannabis market is at an inflection point for advertising (Twitter), government approval (Senate), and banking availability.


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Himalaya Technologies

Kanab Club Valuation Potential

Social networks valued at $10 - $20 per daily / monthly active user (DAU/MAU).

Models evolving to "freemium" with subscriptions for confirmed users.

KC intends to avoid this method and allow users to post freely without ID confirmation. Believes target demographic will stay on the site longer than mainstream social sites.

User generated content will require self administration, AI, geofencing, and other.

Even 1% - 2% share of the total addressable market would value KC at $25MM - $200MM, which based on theoretical shares of 1BN = $0.025 - $0.20 per HMLA share (conservatively assumes diluted shares far greater than today's).

Management believes the key to scaling the site will be launching of mobile apps which will lead to a network effect similar to that experienced by SNAP, Facebook, or other platforms.

Himalaya Technologies

Launching Niche Social Sites

The fragmentation of Facebook is long overdue, with $500BN market cap. to attack.

We own the proprietary code to Kanab.Club and intend to replicate it, reskin it, and modify it for additional verticals. Examples for launch include:

- yinzworldwide.com targeting Pittsburgh "black and gold" fans (Steelers, Penguins, Pirates) and residents/students that are worldwide; Facebook user groups in for teams/PIT number have hundreds of thousands of users.
- globalbong.com targeting avid users of THC products (versus Kanab.Club health and wellness orientation); previous public company Mass Roots attempted similar plans and achieved a significant valuation but was ahead of its time vs. regulation and market acceptance.
- fomomeme.com targeting MEMEs, GIFs, meme stocks, other.

There is a licensing and white label model that can be launched as well.

Himalaya Technologies

genbio Investment

GenBio Inc. (www.genbioinc.com) is an early-stage biotechnology company that is progressing its current research conducted by international teams towards an (IND) program in the USA with the primary focus addressing inflammatory diseases.

The Company has global expertise in developing platforms of novel molecules from natural extracts based on confidential research, most of which is currently unknown in the USA.

Current drug treatments often have toxicity issues, along with fast-losing patent protections, whilst also failing to treat the root cause of the disease, instead only concentrating on the symptoms.

The initial focus is arthritis, but our anti-viral drug program for Covid-19 and future viral infections with the ability to inhibit pro-inflammatory cytokines whilst stimulating anti-inflammatory cytokines, is also receiving significant attention.

The Company intends to continue the research to strengthen the existing provisional patent & issue additional patents and then divest the assets or be outright acquired by a major pharmaceutical company.

HMLA intends to allocate a portion of the Reg A to further investment. Current ownership is 19.9% of pre-money valuation of $10 million ($0.002/HMLA share); potential exit valuation of 10x - 50x or $0.02 - $0.10/HMLA share (subject to FDA studies, productization).

FOMO CAN

Notice of allowance for health and beauty drink under "FOMO" granted to FOMO WORLDWIDE, INC. (control party of HMLA),

Co-pack and distribution trial signed with Sprecher Brewing Co. in Milwaukee:

- $50,000 for formulation of proprietary anti-inflammatory "juice" by GenBio Inc.
- $20,000 to Sprecher for trial run of 500 cases, sampling and distribution plan TBD; Sprecher has direct sales of sodas in 32 states incl. Big Box retailers and online.

Preliminary talks with executive with substantial experience in retail beverage industry including 7-11.

Management believes the beverage will have tremendous response as a non caffeinated energy drink that fights the effects of COVID, high blood pressure, and other inflammation ailments as well as "hangovers" without needing prescriptions.

M&A Pipeline

To accelerate growth, HMLA is analyzing control investments in synergistic businesses or of entities that have significant growth potential on their own.

- Beverage sampling and demonstration business for 130 brands nationwide: $18MM revenues $2.3MM EBITDA; two owners, one retiring one staying.
- Beverage data business with subscription and consulting model generating $3MM profitable revenues from the global industry; one owner wishes to partial liquidate and grow the business for 2-3 years.
- Digital marketing company in the Midwest targeting myriad of industries generating $2MM revenues and profitable; potential synergies with above.
- Brewery and soda manufacturer generating $30MM annual revenues in 32 states looking to raise capital to upgrade lines and for expansion.

***** NO TRANSACTIONS ARE PAPERED OR AGREED TO AT THIS TIME AS PER SEC RULES *****

Risks and Considerations

As a penny stock, HMLA has limited liquidity and awareness in the market.

The Form 10 process in 2021 required HMLA to file a Form 211 to regain market makers. Lack of market makers means the stock trades on an unsolicited basis with reduced liquidity.

If the company is unable to raise capital, it will not be able to complete its social sites, execute the FOMO CAN launch, or pursue M&A.

HMLA has limited staff. The Company relies on outsourced service providers for financial services, programming/coding work, auditing, and legal. The loss or interruption of services from any one of these parties could adversely impact our business and financial reporting/compliance.

Strategic acquisitions may not be consummated or integrated.

Management

Vik Grover, CFA, President & CEO, is a former sell-side analyst covering technology since 1995. He transitioned to investment banking in 2006 focusing on emerging growth/micro-cap companies. In 2015, he moved to management consulting to assist clients in building their businesses. He is currently President & CEO of FOMO WORLDWIDE, INC. (OTC: FOMC), a technology incubator. Grover received a B.A. in Marketing from the University of California at San Diego in 1992 and a M.S. in Management from the Georgia Institute of Technology in 1995.

Mary Kirk, SVP Finance, has 25 years of experience in operations, office management, purchasing, domestic and international logistics and customer service. She is currently SVP Finance FOMO WORLDWIDE, INC. and has worked with customers and vendors in over 20 countries. Ms. Kirk graduated from Lawrence University with a Bachelor of Arts degree in Classics and Religion.

Summary

Himalaya Technologies, Inc. is a health & wellness incubator targeting growth investments and acquisitions.

Management has completed a turnaround of the public entity, restoring its corporate viability, cleaning up the balance sheet, executing strategic acquisitions and investments, and positioning for growth.

After 20 months of a lengthy Form 10 and Form 1A process, the Company has a live Tier 2 Reg A offering allowing it to access the capital markets and funding from investors in any state.

Use of proceeds includes investment in a company-owned Internet site targeting cannabis, planned additional social site launches, funding of GenBio, a nutraceutical company with technology that fights inflammation and high blood pressure, rollout of a trademark pending FOMO CAN drink, and M&A.

Himalaya Technologies

Service Providers

Transfer Agent: TranShare Corp.

SEC Counsel: Dale Bergman, Esq.

EDGAR Filing Service: M2 Compliance

Auditor: Victor Mokuolu, CPA

Financial Consultant: Robert Boyle, CPA

Accounting: Mary Kirk, SVP Finance, FOMO WORLDWIDE, INC.

Web Design: Brokerweb

Thank You!

Himalaya Technologies, Inc.

www.himalayatechnologies.com

Vik Grover

Chief Executive Officer

(630) 708-0750

IR@himalayatechnologies.com

Himalaya Technologies